UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

ZETA GLOBAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40464	80-0814458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Ave, 33rd Floor New York, New York		10016
(Address of Principal Executive Officer)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 967-5055

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ZETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 4, 2024, Zeta Global Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), and GPI Capital Gemini HoldCo LP (the “Selling Stockholder”) in connection with (i) the offering, issuance and sale by the Company of 10,304,716 shares of the Company’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”), including 1,584,000 shares sold pursuant to the Underwriters’ full exercise of their option to purchase additional shares, and (ii) the offering and sale by the Selling Stockholder of 4,875,284 shares of the Company’s Class A Common Stock, including 396,000 shares sold pursuant to the Underwriters’ full exercise of their option to purchase additional shares, at an offering price of $23.50 per share, less underwriting discounts and commissions (collectively, the “Offering”). The Offering closed on September 6, 2024.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-281929) and a related prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”).

The gross proceeds to the Company from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were $242.2 million. The Company intends to use the net proceeds from its sale of shares for general corporate purposes. The Company may also use a portion of the net proceeds to acquire complementary businesses, products, services or technologies; however, the Company does not have binding agreements or commitments to enter into any such acquisitions at this time. The Company will not receive any proceeds from the sale of shares by the Selling Stockholder.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of Class A Common Stock offered and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including those relating to the use of proceeds from the Offering are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with market conditions, general economic conditions and other risks identified from time to time in the Company’s filings with the SEC, including the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the prospectus supplement and accompanying prospectus related to the Offering. The Company cautions investors, potential investors and others not to place considerable reliance on the forward-looking statements in this Current Report on Form 8-K. Any such forward-looking statement speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated Septmeber 4, 2024, by and among the Company, the Selling Stockholder and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date: September 6, 2024	By:	/s/ Christopher Greiner
Christopher Greiner
Chief Financial Officer